Patents Implementation Licensing Contract

Party A:	HUANG Jiadong
ID Card No.:	350582195807223091

Party B:	Jinjiang Hengda Ceramics Co., Ltd.
Legal Representative:	HUANG Jiadong

Pursuant to the "People’s Republic of China Patent Law" and the relevant provisions of the "People’s Republic of China Contract Law," the two parties hereto, based on consensus reached through consultation, have entered into this Patents Implementation Licensing Contract with the following provisions:

1.           Party A agrees to license all the patents and the rights thereto listed in Attachment 1 below (hereinafter, the "Patents") to Party B for Party B's exclusive implementation and use within the borders of the People’s Republic of China; Party B shall have the exclusive right to implement and use the Patents.

2.	Implementation and use licensing consideration
Since Party A has been serving as Party B's legal representative and director and Party A has received from Party B full support necessary for obtaining the Patents, Party A will not receive any consideration for licensing the Patents to Party B for Party B's exclusive implementation and use; i.e., Party A agrees to license the Patents to Party B without any compensation for Party B's exclusive implementation and use during the term of the license.

3.	Termof the license
The two parties agree that the term of the exclusive license of the Patents is the period starting from the date of application to the expiration date of the valid period for each item specified in the corresponding patent certificate; if the valid period of any item of the Patents is extended, the term of the license will end on the expiration date of the extended valid period of that item.

4.	Party A's rights and obligations
(1)           Party A shall be responsible for all the fees required to maintain the validity of the Patents and ensure that they are valid during the period of Party B’s implementation and use.
(2)           Party A has the right to conduct further research and development with the Patents.
(3)           Party A must transfer all the certificates and the corresponding technical documents related to the Patents to Party B.
(4)           Party A must provide relevant technical information related to the Patents to Party B and/or provide guidance.
(5)           Party A must apply for the extension of the validity of the Patents at Party B’s request.
(6)           During the term of the license, Party A shall not, or allow others to, implement and use the Patents.

5.	Party B’s rights and obligations
(1)           Party B has the right to use the Patents lawfully during the term of the licensing.
(2)           Party B has the right to conduct further research and development with the Patents.

(3)           During the term of the license, Party B shall not allow any third party to implement and use the Patents without Party A’s consent.
(4)           During the term of the license, Party B shall be entitled to and responsible for all the income, disputes, law suits, arbitration or debt claims and obligations in connection with the Patents; Party A must provide assistance (if necessary).

6.	Follow-on development
Both parties have the right to apply for patents for any new technology developed on the basis of the Patents and whichever party that is the developer of the new technology has such right, but the other party has the first right of refusal to the transfer and implementation of any new technological result.

7.	Warranty on the completeness of the Patents
Party A warrants to Party B: the Patents do not have any of the following defects: 1) the Patents are restricted by any property right or pledge; 2) the implementation of the Patents is restricted by other patents; 3) there is any possibility that the Patents will be forced by the government to be implemented; 4) the invention under the Patents is obtained illegally.

8.	Liability for breach
Any of the two parties hereto that breaches this contract shall be responsible to bear all the liability for breach pursuant to the relevant provisions of the “People’s Republic of China Patent Law” and the “People’s Republic of China Contract Law.”

9.            All disputes arising from this contract must be settled between the two parties through friendly consultation; if such consultation fails, both parties shall have the right to resort to legal proceedings at the people’s court.

10.          The performance and the interpretation of this contract are both governed by the laws of the People’s Republic of China.

11.          This contract becomes effective on the day when it is signed and imprinted with seals by the respective representatives of both parties.

Party A:	/s/ HUANG Jiadong

Party B:	/seal/ Jinjiang Hengda Ceramics Co., Ltd.
Legal Representative:	/s/ HUANG Jiadong

Executed on May 8, 2009 in Jinjiang, Fujian Province

Attachment 1
List of patents and patent rights licensed by PA to PB for PB’s exclusive implementation and use under this contract:
S/N	Product Name for this Exterior Design	Application Date Application No.	Valid Period
1	Ceramic Tile (A0008)	11/18/2002 ZL 00 3 71105.1	10 years from the date of application
2	Ceramic Tile (A0009)	11/18/2002 ZL 00 3 71107.8	10 years from the date of application
3	Ceramic Tile (0003)	11/18/2002 ZL 00 3 28250.3	10 years from the date of application
4	Ceramic Tile (Hengda 02)	11/18/2002 ZL 00 3 28516.2	10 years from the date of application
5	Ceramic Tile (3)	11/18/2002 ZL 02 3 03115.8	10 years from the date of application
6	Ceramic Tile (2)	11/18/2002 ZL 0213116.6	10 years from the date of application
7	Ceramic Tile (A0005)	11/18/2002 ZL 02 3 49749.1	10 years from the date of application
8	Ceramic Tile (A0003)	11/18/2002 ZL 02 3 49810.2	10 years from the date of application
9	Ceramic Tile (A0007)	11/18/2002 ZL 02 3 49748.3	10 years from the date of application
10	Ceramic Tile (A0002)	11/18/2002 ZL 02 3 71106.X	10 years from the date of application
11	Ceramic Tile (A0006)	11/18/2002 ZL 02 3 71108.6	10 years from the date of application
12	Ceramic Tile (A0010)	11/18/2002 ZL 02 3 71104.3	10 years from the date of application
13	Ceramic Tile (A0004)	11/18/2002 ZL 02 3 71102.7	10 years from the date of application